Exhibit 99.3

SUBJECT: Exciting ACC News!

Dear [Name],

I wanted to personally reach out to make sure you saw the exciting news that we just publicly released announcing that American Campus Communities is going private! To view the press release, please visit our website at ir.americancampus.com

We are very excited about this next phase in evolving our company’s capital structure, which we believe will enable us to better serve our university partners and fund the company’s expansion and growth.

As you may know, the public equity markets have been quite cyclical over the last half decade, and at times our public cost of equity has been more expensive than private institutional capital. We are very excited to be joining forces with Blackstone. Its perpetual capital makes it the ideal partner as we look to expand our university partnerships in the future.

The process of going from public to private typically takes 90-120 days and is subject to shareholder approval of the transaction. This process is highly regulated so we are limited in our communications regarding the transaction and must publicly disclose our communications with stakeholders. As such, even this communication to you will be publicly filed with the SEC.

With that said, we wanted to clearly state that our commitment to our university partners is stronger than ever, and it is business as usual with regard to operating our communities, funding and delivering our developments, structuring and consummating new transactions, and ultimately in fulfilling, and hopefully exceeding, all the expectations you have related to our partnership!

We look forward to continuing to serve your needs, and in building upon and expanding our relationship!

Signed,

[ACC Contact Signature]

Additional Information and Where to Find It

In connection with the proposed transaction, ACC will file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, ACC will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ACC ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ACC FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by ACC with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or at ACC’s website at www.americancampus.com or by writing to American Campus Communities, Inc., Attention: Investor Relations, 12700 Hill Country Boulevard, Suite T-200, Austin, TX 78738.

Participants in the Solicitation

ACC and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from ACC’s stockholders with respect to the proposed transaction. Information about ACC’s directors and executive officers and their ownership of ACC securities is set forth in ACC’s proxy statement for its 2021 annual meeting of stockholders on Schedule 14A filed with the SEC on March 17, 2021 and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect ACC’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of ACC that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: the ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary shareholder approval and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; risks that the proposed transaction disrupts ACC’s current plans and operations or diverts the attention of ACC’s management or employees from ongoing business operations; the risk of potential difficulties with ACC’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties as a result of the proposed transaction; the failure to realize the expected benefits of the proposed transaction; the proposed transaction may involve unexpected costs and/or unknown or inestimable liabilities; the risk that ACC’s business may suffer as a result of uncertainty surrounding the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the transaction or any further announcements or the consummation of the transaction on the market price of ACC’s common stock.

While forward-looking statements reflect ACC’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. ACC disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause ACC’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in ACC’s Annual Report on Form 10-K for the year ended December 31, 2021 and in the other periodic reports ACC files with the SEC.